COMERICA REPORTS FOURTH QUARTER AND 2007 EARNINGS
Loan Growth Continues in High Growth Markets
DALLAS/January 17, 2008 — Comerica Incorporated (NYSE: CMA) today reported fourth quarter 2007 income from continuing operations of $117 million, or $0.77 per diluted share, compared to $180 million, or $1.17 per diluted share, for the third quarter 2007 and $185 million, or $1.16 per diluted share, for the fourth quarter 2006. Fourth quarter 2007 included a $108 million provision for loan losses, compared to $45 million for the third quarter 2007 and $22 million for the fourth quarter 2006. Fourth quarter 2007 also included $13 million of noninterest expense related to Comerica’s membership in Visa, Inc. (Visa) and fourth quarter 2006 included $47 million of noninterest income from a lawsuit settlement.

(dollar amounts in millions, except per share data)	4th Qtr ’07	3rd Qtr ’07	4th Qtr ’06

Net interest income	$489	$503	$502
Provision for loan losses	108	45	22
Noninterest income	230	230	262
Noninterest expenses	450	423	457

Income from continuing operations, net of tax	117	180	185
Net income	119	181	299

Diluted EPS from continuing operations	0.77	1.17	1.16
Diluted EPS from discontinued operations*	0.02	0.01	0.71
Diluted EPS	0.79	1.18	1.87

Return on average common shareholders’ equity from continuing operations	9.18%	14.24%	14.03%
Return on average common shareholders’ equity	9.34	14.38	22.63

Net interest margin	3.43	3.66	3.75

*	In the fourth quarter 2006, Comerica sold its stake in Munder Capital Management (Munder) and reports Munder as a discontinued operation in all periods presented.
Income from continuing operations for 2007 was $682 million, or $4.40 per diluted share, compared to $782 million, or $4.81 per diluted share, for 2006. The provision for loan losses was $212 million for 2007, compared to $37 million for 2006. Return on average common shareholders’ equity from continuing operations was 13.41 percent for 2007 and 15.11 percent for 2006.
“2007 was a challenging year for the banking industry, including Comerica,” said Ralph W. Babb Jr., chairman and chief executive officer. “While we continued to execute our strategy, reflected by strong loan growth, particularly in our high growth markets, challenges in the residential real estate development portfolio affected our performance. Our fourth quarter earnings were largely impacted by an increase in the provision for loan losses and a decline in the net interest margin, driven in part by a decision to increase the securities portfolio and a competitive funding environment. Our fourth quarter expenses were impacted by a $13 million charge related to Visa and $2 million of moving costs related to our previously announced headquarters relocation.
“We opened 30 new banking centers in 2007, 28 of them in our high-growth markets of Texas, California and Arizona. We also relocated our corporate headquarters from Detroit to Dallas, positioning our company in a more central location with greater accessibility to all of our markets. Our capital position remains solid and provides us with a cushion to weather continued challenges in the economic environment and the flexibility to continue to invest in our growth markets.”
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COMERICA REPORTS FOURTH QUARTER AND 2007 EARNINGS — 2
Fourth Quarter and Full Year 2007 Highlights
Fourth Quarter 2007 Compared to Third Quarter 2007
•	On an annualized basis, excluding Financial Services Division (FSD) loans, average loans increased nine percent, led by growth of 28 percent in the Texas market, eight percent in the Western market, six percent in the Florida market and two percent in the Midwest market

•	The net interest margin was 3.43 percent in the fourth quarter 2007, a decrease of 23 basis points from 3.66 percent in the third quarter 2007, largely due to securities purchases, competitive loan pricing, interest reversals on new nonaccrual loans, a competitive deposit pricing environment that had a muted reaction to recent Federal Reserve rate cuts and an increase in borrowings at higher market-driven costs due to disruptions in financial markets

•	Net credit-related charge-offs were $64 million, or 50 basis points as a percent of average total loans, for the fourth quarter 2007, compared to $40 million, or 32 basis points as a percent of average total loans, for the third quarter 2007

•	Noninterest income remained flat at $230 million and included positive trends in fiduciary income, service charges on deposit accounts and commercial lending fees, offset by a decrease in net income from principal investing and warrants

•	Noninterest expenses increased $27 million from the third quarter 2007, mostly due to the recording of a $13 million estimated liability related to membership in Visa and a $9 million increase in salaries expense, primarily due to increases in severance and deferred compensation plan costs (offset by an increase in deferred compensation asset returns in noninterest income)

•	Open market share repurchases in the fourth quarter 2007 totaled 1.0 million shares, or one percent of total shares outstanding at September 30, 2007
Full Year 2007 Compared to Full Year 2006
•	Excluding Financial Services Division loans, average loan growth was seven percent, with 16 percent growth in the Texas market, 13 percent in the Western market and 11 percent in the Florida market, with the Midwest market down one percent

•	The net interest margin was 3.66 percent

•	Total revenue increased two percent, including four percent growth in noninterest income. Excluding a $47 million Financial Services Division-related lawsuit settlement and the $12 million loss on the sale of the Mexican bank charter in 2006, total revenue growth was three percent, and noninterest income growth was eight percent

•	Net credit-related charge-offs were 31 basis points as a percent of average total loans for 2007, compared to 15 basis points for 2006

•	Noninterest expenses increased $17 million, or one percent, from 2006. 2007 included incremental expenses related to new banking centers ($23 million), the Visa charge discussed above ($13 million) and costs associated with the previously announced headquarters move to Dallas, Texas ($6 million). 2006 included interest on tax liabilities ($38 million), which was classified in the “provision for income taxes” in 2007 (see “Tax-related items” below). Full time equivalent employees increased less than one percent from December 31, 2006, to December 31, 2007, even with the addition of 30 new banking centers during the period

•	Open market share repurchases in 2007 totaled 10.0 million shares, or six percent of total shares outstanding at December 31, 2006
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COMERICA REPORTS FOURTH QUARTER AND 2007 EARNINGS — 3
Net Interest Income and Net Interest Margin

(dollar amounts in millions)	4th Qtr ’07	3rd Qtr ’07	4th Qtr ’06

Net interest income	$489	$503	$502

Net interest margin	3.43%	3.66%	3.75%

Selected average balances:
Total earning assets	$56,621	$54,641	$53,289
Total loans	50,699	49,874	48,568
Total loans, excluding FSD loans (primarily low-rate)	49,758	48,683	46,659

Total interest-bearing deposits	31,834	30,276	30,554
Total noninterest-bearing deposits	10,533	10,840	12,649
Total noninterest-bearing deposits, excluding FSD	8,473	8,265	8,696

•	The $14 million decrease in net interest income in the fourth quarter 2007, when compared to third quarter 2007, resulted primarily from competitive loan pricing and a competitive deposit pricing environment that had a muted reaction to recent Federal Reserve rate cuts, partially offset by growth in earning assets.
•	The net interest margin of 3.43 percent declined 23 basis points, reflecting securities purchases, competitive loan pricing, a competitive deposit pricing environment, interest reversals on new nonaccrual loans and an increase in borrowings at higher market-driven costs due to disruptions in financial markets. The impact of a decline in average Financial Services Division noninterest bearing deposits was largely offset by a decline in average Financial Services Division loans (primarily low-rate).
Noninterest Income
Noninterest income was $230 million for the fourth quarter 2007, compared to $230 million for the third quarter 2007 and $262 million for the fourth quarter 2006. Noninterest income in the fourth quarter 2007, compared to the third quarter 2007, included positive trends in fiduciary income, service charges on deposit accounts, commercial lending fees and an increase in deferred compensation asset returns, offset by a decrease in net income from principal investing and warrants. Fourth quarter 2006 noninterest income included $47 million from the settlement of a Financial Services Division-related lawsuit. Certain categories of noninterest income are highlighted in the table below.

(in millions)	4th Qtr ’07	3rd Qtr ’07	4th Qtr ’06

Net income from principal investing and warrants	$6	$11	$3
Net securities gains	3	4	1
Income from lawsuit settlement	—	—	47
Other noninterest income
Deferred compensation asset returns*	2	(2)	3
Investment banking fees	3	4	10

*	Compensation deferred by Comerica officers is invested in stocks and bonds to reflect the investment selections of the officers. Income (loss) earned on these assets is reported in noninterest income and the offsetting increase (decrease) in the liability is reported in salaries expense.
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COMERICA REPORTS FOURTH QUARTER AND 2007 EARNINGS — 4
Noninterest Expenses
Noninterest expenses were $450 million for the fourth quarter 2007, compared to $423 million for the third quarter 2007 and $457 million for the fourth quarter 2006. The $27 million increase in noninterest expenses in the fourth quarter 2007, compared to the third quarter 2007, reflected $13 million to record an estimated liability related to membership in Visa (discussed below), a $9 million increase in salaries expense and a $3 million increase in the provision for credit losses on lending-related commitments, partially offset by a $4 million decrease in customer services expense. The increase in salaries expense was primarily due to increases in severance and deferred compensation plan costs (offset by an increase in deferred compensation asset returns in noninterest income). Customer services expense varies from period to period as a result of changes in the level of noninterest-bearing deposits in the Corporation’s Financial Services Division, the earnings credit allowance provided on these deposits and a competitive environment. In addition, noninterest expenses included approximately $2 million of costs related to the previously announced relocation of Comerica’s headquarters to Dallas, Texas, in both the fourth quarter and third quarters of 2007, reflected in salaries and other noninterest expenses.
Members of the Visa card association participate in a loss sharing arrangement to allocate financial responsibilities arising from any potential adverse resolution of certain antitrust lawsuits challenging the practices of the association. Comerica recorded a $13 million expense in the fourth quarter 2007 (in “litigation and operational losses”) related to this loss sharing arrangement. Comerica believes that its share of the proceeds from the expected initial public offering of Visa, anticipated in the first quarter 2008, will exceed its share of recorded losses.
Certain categories of noninterest expenses are highlighted in the table below.

	4th Qtr ’07	3rd Qtr ’07	4th Qtr ’06

Salaries
Regular salaries	$163	$162	$162
Severance	3	—	5
Incentives	36	35	48
Deferred compensation plan costs	2	(2)	4
Share-based compensation	12	12	12

Total salaries	216	207	231
Employee benefits	48	49	42
Customer services	7	11	14
Litigation and operational losses	18	6	4
Provision for credit losses on lending-related commitments	3	—	(4)
Other noninterest expenses
Interest on tax liabilities*	n/a	n/a	15
Charitable Foundation contribution	2	—	10
Other real estate expense	3	3	(2)
Redemption premium on trust preferred securities	—	—	3

*	Effective with the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” Comerica changed its accounting policy and prospectively began to classify interest on tax liabilities in the “provision for income taxes.” Prior to January 1, 2007, interest on tax liabilities was classified in “other noninterest expenses.”
n/a — not applicable
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COMERICA REPORTS FOURTH QUARTER AND 2007 EARNINGS — 5
Tax-related Items
Interest on tax liabilities was classified in the “provision for income taxes” in 2007 and in “other noninterest expenses” in 2006. Fourth quarter 2007 interest on tax liabilities reflected a $9 million reduction ($6 million after-tax) of interest resulting from a settlement with the Internal Revenue Service on asset depreciation.
Fourth quarter 2006 reflected a charge of $31 million after-tax to Comerica’s combined tax and related interest reserves for disallowed loan benefits related to a series of loans to foreign borrowers based on settlements discussed with the Internal Revenue Service. Of the total, $22 million was included in the provision for income taxes and $14 million ($9 million after-tax) was for tax-related interest included in other noninterest expenses.
Credit Quality
“We increased the provision for loan losses by $63 million from the third quarter, due to the continued residential real estate development challenges in Michigan and California,” said Babb.
•	The allowance to loan ratio increased to 1.10 percent at December 31, 2007, from 1.03 percent at September 30, 2007

•	The provision for loan losses and loan quality reflected ongoing challenges to the residential real estate development industry located in Michigan (Midwest market) and both northern and southern California (Western market)

•	Nonperforming assets increased to 83 basis points of total loans and foreclosed property for the fourth quarter 2007. During the fourth quarter 2007, $185 million of loan relationships greater than $2 million were transferred to nonaccrual status, an increase of $91 million from the third quarter 2007. Of the transfers of loan relationships greater than $2 million to nonaccrual in the fourth quarter 2007, $143 million were in the real estate industry, $60 million were from the Midwest market and $103 million were from the Western market

(dollar amounts in millions)	4th Qtr ’07	3rd Qtr ’07	4th Qtr ’06

Net loan charge-offs	$63	$40	$22
Net lending-related commitment charge-offs	1	—	1

Total net credit-related charge-offs	64	40	23
Net loan charge-offs/Average total loans	0.50%	0.32%	0.18%
Net credit-related charge-offs/Average total loans	0.50	0.32	0.19

Provision for loan losses	$108	$45	$22
Provision for credit losses on lending-related commitments	3	—	(4)

Total provision for credit losses	111	45	18

Nonperforming assets (NPAs)	423	291	232
NPAs/Total loans and foreclosed property	0.83%	0.59%	0.49%

Allowance for loan losses	$557	$512	$493
Allowance for credit losses on lending-related commitments*	21	19	26

Total allowance for credit losses	578	531	519
Allowance for loan losses/Total loans	1.10%	1.03%	1.04%
Allowance for loan losses/Nonperforming loans	138	188	231

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.
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COMERICA REPORTS FOURTH QUARTER AND 2007 EARNINGS — 6
Balance Sheet and Capital Management
Total assets and common shareholders’ equity were $62.3 billion and $5.1 billion, respectively, at December 31, 2007, compared to $60.0 billion and $5.1 billion, respectively, at September 30, 2007. There were approximately 150 million shares outstanding at December 31, 2007, compared to 151 million shares outstanding at September 30, 2007. Open market share repurchases for the current and prior quarter and full year 2007 are shown in the following table:

	4th Qtr ’07		3rd Qtr ’07		Full Year 2007
	Number		Number		Number
(in millions)	of Shares	Amount	of Shares	Amount	of Shares	Amount

Open market share repurchases	1.0	$47	2.0	$109	10.0	$580

Comerica’s fourth quarter 2007 estimated Tier 1 common, Tier 1 and total risk-based capital ratios were 6.80 percent, 7.46 percent and 11.11 percent, respectively.
Full Year 2008 Outlook Compared to Full Year 2007 from Continuing Operations
•	Mid to high single-digit average loan growth, excluding Financial Services Division loans, with flat growth in the Midwest market, high single-digit growth in the Western market and low double-digit growth in the Texas market

•	Average earning asset growth in excess of average loan growth

•	Average Financial Services Division noninterest-bearing deposits of $1.2 billion to $1.4 billion. Financial Services Division loans will fluctuate in tandem with the level of noninterest-bearing deposits

•	Based on a 50 basis point Federal Reserve rate cut in January and a 25 basis point cut in March 2008, average full year net interest margin between 3.20 and 3.25 percent, including the effects of higher levels of securities, lower value of noninterest-bearing deposits, absence of the benefit of maturing swaps with negative spreads (10 basis points in 2007) and the 2008 FAS 91 impact discussed below

•	Average net credit-related charge-offs between 40 and 50 basis points of average loans, with a provision for credit losses exceeding net charge-offs

•	Low single-digit growth in noninterest income

•	Low single-digit decline in noninterest expenses, excluding the provision for credit losses on lending-related commitments and including the 2008 FAS 91 impact discussed below

•	Effective tax rate of about 32 percent

•	Maintain a Tier one common capital ratio similar to year-end 2007

•	Statement of Financial Accounting Standards No. 91 (FAS 91) — Accounting for Loan Origination Fees and Costs. Beginning in 2008, a change in the application of FAS 91 will result in deferral and amortization (over the loan life) to net interest income of more fees and costs. Based on assumptions for loan growth, loan fees and average loan life, the estimated impact on 2008, compared to 2007, will be to lower the net interest margin by about 3-4 basis points (approximately $20 million), lower noninterest expenses by about 3-4 percent (approximately $60 million) and increase earnings per share by about four cents per quarter
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COMERICA REPORTS FOURTH QUARTER AND 2007 EARNINGS — 7
Business Segments
Comerica’s continuing operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at December 31, 2007 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses fourth quarter 2007 results compared to third quarter 2007.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	4th Qtr ’07		3rd Qtr ’07		4th Qtr ’06

Business Bank	$90	88%	$134	72%	$154	80%
Retail Bank	(1)	(1)	32	17	27	14
Wealth & Institutional Management	13	13	20	11	11	6

	102	100%	186	100%	192	100%
Finance	1		2		(4)
Other*	16		(7)		111

Total	$119		$181		$299

*	Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	4th Qtr ’07	3rd Qtr ’07	4th Qtr ’06

Net interest income (FTE)	$327	$332	$335
Provision for loan losses	88	43	15
Noninterest income	80	82	116
Noninterest expenses	186	177	194
Net income	90	134	154

Net credit-related charge-offs	50	30	6

Selected average balances:
Assets	41,327	40,796	39,872
Loans	40,285	39,746	38,766
FSD loans	941	1,191	1,909
Deposits	15,931	15,948	17,110
FSD deposits	3,181	3,789	5,291

Net interest margin	3.22%	3.31%	3.43%

•	Average loans, excluding the Financial Services Division, increased $789 million, or eight percent on an annualized basis, with strong growth in Energy, Middle Market and Technology and Life Sciences

•	Average deposits increased $591 million, excluding the $608 million decline in the Financial Services Division, primarily due to growth in Technology and Life Sciences, Global Corporate and Middle Market, partially offset by a decrease in Commercial Real Estate

•	The net interest margin of 3.22 percent decreased nine basis points, primarily due to narrowing loan and deposit spreads resulting from competitive loan and deposit pricing

•	The provision for loan losses increased $45 million, primarily due to declining credit quality in Commercial Real Estate (residential real estate developers) and increased reserves in Technology and Life Sciences primarily related to a single customer, partially offset by a decline in reserves related to the automotive supplier portfolio, which continued to reduce in size and exhibited stable credit quality metrics

•	Noninterest expenses increased $9 million, primarily due to an increase in net corporate overhead expenses resulting from year end adjustments to allocation rates
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COMERICA REPORTS FOURTH QUARTER AND 2007 EARNINGS — 8
Retail Bank

(dollar amounts in millions)	4th Qtr ’07	3rd Qtr ’07	4th Qtr ’06

Net interest income (FTE)	$151	$159	$159
Provision for loan losses	26	7	6
Noninterest income	55	56	53
Noninterest expenses	182	160	164
Net income	(1)	32	27

Net credit-related charge-offs	14	9	16

Selected average balances:
Assets	6,998	6,854	6,810
Loans	6,229	6,111	6,100
Deposits	17,254	17,144	16,969

Net interest margin	3.47%	3.68%	3.71%

•	Average loans increased $118 million, or eight percent on an annualized basis, primarily due to growth in the Small Business Banking portfolio in the Texas and Western markets

•	Average deposits increased $110 million, primarily due to growth in the Western and Texas markets

•	The net interest margin of 3.47 percent decreased 21 basis points, primarily due to a decline in deposit spreads resulting from competitive pricing

•	The provision for loan losses increased $19 million, primarily due to a modest increase in charge-offs related to Small Business Banking

•	Noninterest expenses increased $22 million, primarily due to the Visa-related expense discussed above, an increase in net corporate overhead expenses for the same reason noted in the Business Bank and an increase in expenses related to the opening of 17 new banking centers in the fourth quarter
Wealth and Institutional Management

(dollar amounts in millions)	4th Qtr ’07	3rd Qtr ’07	4th Qtr ’06

Net interest income (FTE)	$36	$36	$36
Provision for loan losses	1	(5)	2
Noninterest income	72	70	67
Noninterest expenses	86	81	86
Net income	13	20	11

Net credit-related charge-offs	—	1	1

Selected average balances:
Assets	4,321	4,152	3,794
Loans	4,146	3,989	3,646
Deposits	2,552	2,378	2,351

Net interest margin	3.41%	3.58%	3.90%

•	Average loans increased $157 million, or 16 percent on an annualized basis

•	Average deposits increased $174 million, primarily due to an increase money market investment deposits in the Western market

•	The net interest margin of 3.41 percent declined 17 basis points, primarily due to lower loan and deposit spreads resulting from competitive pricing

•	The provision for loan losses increased $6 million. The third quarter negative provision included a large improvement related to a single customer in the Midwest market

•	Noninterest income increased $2 million, primarily in fiduciary income

•	Noninterest expenses increased $5 million, partially due to an increase in net corporate overhead expenses, for the same reason noted in the Business Bank
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COMERICA REPORTS FOURTH QUARTER AND 2007 EARNINGS — 9
Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest, Western, Texas and Florida. In addition to the four primary geographic markets, Other Markets and International are also reported as market segments. In the fourth quarter 2007, Comerica revised the definition of Other Markets to include businesses with a national perspective, which were previously included primarily in the Midwest market. The financial results below are based on methodologies in effect at December 31, 2007 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses fourth quarter 2007 results compared to third quarter 2007.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	4th Qtr ’07		3rd Qtr ’07		4th Qtr ’06

Midwest	$55	55%	$75	41%	$58	30%
Western	(5)	(5)	50	27	83	44
Texas	12	12	26	14	17	9
Florida	(1)	(1)	3	1	3	1
Other Markets	30	29	17	9	24	12
International	11	10	15	8	7	4

	102	100%	186	100%	192	100%
Finance & Other*	17		(5)		107

Total	$119		$181		$299

*	Includes discontinued operations and items not directly associated with the geographic markets.
Midwest

(dollar amounts in millions)	4th Qtr ’07	3rd Qtr ’07	4th Qtr ’06

Net interest income (FTE)	$206	$216	$224
Provision for loan losses	20	15	40
Noninterest income	120	119	116
Noninterest expenses	218	206	215
Net income	55	75	58

Net credit-related charge-offs	38	23	12

Selected average balances:
Assets	19,228	19,131	19,297
Loans	18,602	18,526	18,671
Deposits	16,117	15,636	15,860

Net interest margin	4.38%	4.60%	4.74%

•	Average loans increased $76 million, or two percent on an annualized basis, primarily due to increases in the Global Corporate, Private Banking, National Dealer Services and Small Business Banking lines of business, partially offset by a decrease in Middle Market Banking

•	Average deposits increased $481 million, primarily in the Global Corporate and Small Business Banking lines of business

•	The net interest margin of 4.38 percent declined 22 basis points, primarily due to a decline in loan and deposit spreads resulting from competitive loan and deposit pricing

•	The provision for loan losses increased $5 million, primarily due to an increase in credit risk in the Commercial Real Estate line of business (residential real estate developers) and a modest increase in charge-offs related to Small Business Banking, partially offset by a decline in reserves related to the automotive supplier portfolio, which continued to reduce in size and exhibited stable credit quality metrics

•	Noninterest expenses increased $12 million, partially due to the Visa-related expense as discussed above, the provision for credit losses on lending-related commitments and net corporate overhead expenses, for the same reason noted in the Business Bank
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COMERICA REPORTS FOURTH QUARTER AND 2007 EARNINGS — 10
Western Market

(dollar amounts in millions)	4th Qtr ’07	3rd Qtr ’07	4th Qtr ’06

Net interest income (FTE)	$173	$177	$178
Provision for loan losses	92	23	(15)
Noninterest income	35	36	74
Noninterest expenses	121	110	122
Net income	(5)	50	83

Net credit-related charge-offs	22	7	(2)

Selected average balances:
Assets	17,137	17,095	16,572
Loans	16,615	16,543	16,037
FSD loans	941	1,191	1,909
Deposits	13,012	13,009	14,145
FSD deposits	3,045	3,607	5,130

Net interest margin	4.13%	4.24%	4.40%

•	Excluding the Financial Services Division, average loans increased $322 million, or eight percent on an annualized basis, primarily due to growth in the Middle Market Banking, Technology and Life Sciences and Private Banking lines of business

•	Excluding the Financial Services Division, average deposits increased $565 million, primarily due to growth in the Middle Market Banking, Private Banking, Retail Banking, Technology and Life Sciences and Entertainment Lending lines of business

•	The net interest margin of 4.13 percent declined 11 basis points due to a decline in deposits spreads resulting from competitive pricing

•	The provision for loan losses increased $69 million, primarily due to a decline in credit quality in Commercial Real Estate (residential real estate developers), a modestly higher level of charge-offs related to Small Business Banking and increased reserves in Technology and Life Sciences primarily related to a single customer

•	Noninterest expenses increased $11 million, primarily due to banking center expansion, the Visa-related expense discussed above, advertising expenses and net corporate overhead expenses, for the same reason noted in the Business Bank, partially offset by a decrease in customer service expenses

•	Eleven new banking centers were opened in the fourth quarter, eight in California and three in Arizona. In 2007, a total of 13 new banking centers were opened in California and three in Arizona
Texas Market

(dollar amounts in millions)	4th Qtr ’07	3rd Qtr ’07	4th Qtr ’06

Net interest income (FTE)	$72	$71	$69
Provision for loan losses	8	(2)	3
Noninterest income	23	24	20
Noninterest expenses	67	58	59
Net income	12	26	17

Total net credit-related charge-offs	3	1	2

Selected average balances:
Assets	7,678	7,172	6,631
Loans	7,382	6,902	6,360
Deposits	3,935	3,920	3,794

Net interest margin	3.85%	4.08%	4.27%

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COMERICA REPORTS FOURTH QUARTER AND 2007 EARNINGS — 11
•	Average loans increased $480 million, or 28 percent on an annualized basis, primarily in Energy, Small Business Banking and Global Corporate

•	Average deposits increased $15 million

•	The net interest margin of 3.85 percent decreased 23 basis points, primarily due to narrowing deposit spreads resulting from competitive pricing

•	The provision for loan losses increased $10 million, primarily due to a modestly higher level of charge-offs related to Small Business Banking

•	Noninterest expenses increased $9 million, primarily due to an increase in advertising expenses, the Visa-related expense discussed above and an increase in net corporate overhead expenses, for the same reason noted in the Business Bank

•	Six new banking centers were opened in the fourth quarter, and a total of 12 new banking centers were opened in 2007
Florida Market

(dollar amounts in millions)	4th Qtr '07	3rd Qtr '07	4th Qtr '06

Net interest income (FTE)	$12	$13	$11
Provision for loan losses	5	3	1
Noninterest income	4	4	4
Noninterest expenses	12	10	10
Net income	(1)	3	3

Net credit-related charge-offs	—	1	—

Selected average balances:
Assets	1,731	1,706	1,631
Loans	1,717	1,692	1,611
Deposits	299	271	292

Net interest margin	2.70%	2.97%	2.80%

•	Average loans increased $25 million, or six percent on an annualized basis

•	Average deposits increased $28 million

•	The net interest margin of 2.70 percent decreased 27 basis points, primarily due to a decrease in loan spreads resulting from competitive pricing

•	The provision for loan losses increased $2 million, primarily due to a decline in credit quality in the Commercial Real Estate line of business
Conference Call and Webcast
Comerica will host a conference call to review fourth quarter 2007 financial results at 7 a.m. CT Thursday, January 17, 2008. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 28504995). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay will be available approximately two hours following the conference call until January 31, 2008. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 28504995). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping people and businesses be successful. Comerica Bank locations can be found in Michigan, California, Texas, Arizona and Florida, with select businesses operating in several other states, and Canada and Mexico
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COMERICA REPORTS FOURTH QUARTER AND 2007 EARNINGS — 12
Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, changes related to the headquarters relocation or to its underlying assumptions, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in customer borrowing, repayment, investment and deposit practices, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic, political or industry conditions and related credit and market conditions, and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(313) 222-2840

Paul Jaremski
(214) 969-6476

CONSOLIDATED FINANCIAL HIGHLIGHTS
Comerica Incorporated and Subsidiaries

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2007	2007	2006	2007	2006

PER SHARE AND COMMON STOCK DATA
Diluted income from continuing operations	$0.77	$1.17	$1.16	$4.40	$4.81
Diluted net income	0.79	1.18	1.87	4.43	5.49
Cash dividends declared	0.64	0.64	0.59	2.56	2.36
Common shareholders’ equity (at period end)	34.18	33.62	32.70

Average diluted shares (in thousands)	150,943	153,096	160,063	154,809	162,488

KEY RATIOS
Return on average common shareholders’ equity from continuing operations	9.18%	14.24%	14.03%	13.41%	15.11%
Return on average common shareholders’ equity	9.34	14.38	22.63	13.50	17.24
Return on average assets from continuing operations	0.77	1.22	1.29	1.16	1.38
Return on average assets	0.79	1.23	2.07	1.17	1.58
Average common shareholders’ equity as a percentage of average assets	8.42	8.58	9.16	8.67	9.15
Tier 1 common capital ratio *	6.80	7.01	7.54
Tier 1 risk-based capital ratio *	7.46	7.68	8.03
Total risk-based capital ratio *	11.11	11.44	11.64
Leverage ratio *	9.30	9.60	9.77

AVERAGE BALANCES
Commercial loans	$28,393	$28,052	$27,609	$28,132	$27,341
Real estate construction loans	4,846	4,607	4,204	4,552	3,905
Commercial mortgage loans	9,941	9,829	9,515	9,771	9,278
Residential mortgage loans	1,891	1,865	1,647	1,814	1,570
Consumer loans	2,412	2,320	2,468	2,367	2,533
Lease financing	1,327	1,319	1,335	1,302	1,314
International loans	1,889	1,882	1,790	1,883	1,809

Total loans	50,699	49,874	48,568	49,821	47,750

Earning assets	56,621	54,641	53,289	54,688	52,291
Total assets	60,507	58,546	57,612	58,574	56,579
Interest-bearing deposits	31,834	30,276	30,554	30,647	28,939
Total interest-bearing liabilities	43,574	41,406	38,334	40,924	37,000
Noninterest-bearing deposits	10,533	10,840	12,649	11,287	13,135
Common shareholders’ equity	5,096	5,024	5,280	5,079	5,176

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$489	$504	$503	$2,006	$1,986
Fully taxable equivalent adjustment	—	1	1	3	3
Net interest margin	3.43%	3.66%	3.75%	3.66%	3.79%

CREDIT QUALITY
Nonaccrual loans	$391	$272	$214
Reduced-rate loans	13	—	—

Total nonperforming loans	404	272	214
Foreclosed property	19	19	18

Total nonperforming assets	423	291	232

Loans past due 90 days or more and still accruing	53	56	14

Gross loan charge-offs	72	47	31	196	98
Loan recoveries	9	7	9	47	38

Net loan charge-offs	63	40	22	149	60
Lending-related commitment charge-offs	1	—	1	4	12

Total net credit-related charge-offs	64	40	23	153	72

Allowance for loan losses	557	512	493
Allowance for credit losses on lending-related commitments	21	19	26

Total allowance for credit losses	578	531	519

Allowance for loan losses as a percentage of total loans	1.10%	1.03%	1.04%
Net loan charge-offs as a percentage of average total loans	0.50	0.32	0.18	0.30%	0.13%
Net credit-related charge-offs as a percentage of average total loans	0.50	0.32	0.19	0.31	0.15
Nonperforming assets as a percentage of total loans and foreclosed property	0.83	0.59	0.49
Allowance for loan losses as a percentage of total nonperforming loans	138	188	231

*	December 31, 2007 ratios are estimated

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2007	2007	2006

ASSETS
Cash and due from banks	$1,440	$1,271	$1,434
Federal funds sold and securities purchased under agreements to resell	36	129	2,632
Other short-term investments	373	293	327
Investment securities available-for-sale	6,296	4,942	3,662

Commercial loans	28,223	27,392	26,265
Real estate construction loans	4,816	4,759	4,203
Commercial mortgage loans	10,048	9,994	9,659
Residential mortgage loans	1,915	1,892	1,677
Consumer loans	2,464	2,397	2,423
Lease financing	1,351	1,319	1,353
International loans	1,926	1,843	1,851

Total loans	50,743	49,596	47,431
Less allowance for loan losses	(557)	(512)	(493)

Net loans	50,186	49,084	46,938

Premises and equipment	650	635	568
Customers’ liability on acceptances outstanding	48	39	56
Accrued income and other assets	3,302	3,629	2,384

Total assets	$62,331	$60,022	$58,001

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$11,920	$11,290	$13,901

Money market and NOW deposits	15,261	14,814	15,250
Savings deposits	1,325	1,402	1,365
Customer certificates of deposit	8,357	8,010	7,223
Institutional certificates of deposit	6,147	5,049	5,783
Foreign office time deposits	1,268	1,355	1,405

Total interest-bearing deposits	32,358	30,630	31,026

Total deposits	44,278	41,920	44,927

Short-term borrowings	2,807	2,813	635
Acceptances outstanding	48	39	56
Accrued expenses and other liabilities	1,251	1,267	1,281
Medium- and long-term debt	8,821	8,906	5,949

Total liabilities	57,205	54,945	52,848

Common stock — $5 par value:
Authorized - 325,000,000 shares
Issued — 178,735,252 shares at 12/31/07, 9/30/07 and 12/31/06	894	894	894
Capital surplus	564	551	520
Accumulated other comprehensive loss	(177)	(238)	(324)
Retained earnings	5,506	5,484	5,282
Less cost of common stock in treasury — 28,747,097 shares at 12/31/07, 27,725,572 shares at 9/30/07 and 21,161,161 shares at 12/31/06	(1,661)	(1,614)	(1,219)

Total shareholders’ equity	5,126	5,077	5,153

Total liabilities and shareholders’ equity	$62,331	$60,022	$58,001

CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2007	2006	2007	2006

INTEREST INCOME
Interest and fees on loans	$873	$858	$3,501	$3,216
Interest on investment securities	66	42	206	174
Interest on short-term investments	5	12	23	32

Total interest income	944	912	3,730	3,422

INTEREST EXPENSE
Interest on deposits	303	298	1,167	1,005
Interest on short-term borrowings	30	15	105	130
Interest on medium- and long-term debt	122	97	455	304

Total interest expense	455	410	1,727	1,439

Net interest income	489	502	2,003	1,983
Provision for loan losses	108	22	212	37

Net interest income after provision for loan losses	381	480	1,791	1,946

NONINTEREST INCOME
Service charges on deposit accounts	57	54	221	218
Fiduciary income	52	47	199	180
Commercial lending fees	23	19	75	65
Letter of credit fees	16	16	63	64
Foreign exchange income	10	10	40	38
Brokerage fees	11	10	43	40
Card fees	14	12	54	46
Bank-owned life insurance	9	9	36	40
Net income from principal investing and warrants	6	3	19	10
Net securities gains	3	1	7	—
Net gain (loss) on sales of businesses	—	—	3	(12)
Income from lawsuit settlement	—	47	—	47
Other noninterest income	29	34	128	119

Total noninterest income	230	262	888	855

NONINTEREST EXPENSES
Salaries	216	231	844	823
Employee benefits	48	42	193	184

Total salaries and employee benefits	264	273	1,037	1,007
Net occupancy expense	36	34	138	125
Equipment expense	15	14	60	55
Outside processing fee expense	24	21	91	85
Software expense	17	15	63	56
Customer services	7	14	43	47
Litigation and operational losses	18	4	18	11
Provision for credit losses on lending-related commitments	3	(4)	(1)	5
Other noninterest expenses	66	86	242	283

Total noninterest expenses	450	457	1,691	1,674

Income from continuing operations before income taxes	161	285	988	1,127
Provision for income taxes	44	100	306	345

Income from continuing operations	117	185	682	782
Income from discontinued operations, net of tax	2	114	4	111

NET INCOME	$119	$299	$686	$893

Basic earnings per common share:
Income from continuing operations	$0.78	$1.17	$4.47	$4.88
Net income	0.80	1.89	4.49	5.57

Diluted earnings per common share:
Income from continuing operations	0.77	1.16	4.40	4.81
Net income	0.79	1.87	4.43	5.49

Cash dividends declared on common stock	97	94	393	380
Dividends per common share	0.64	0.59	2.56	2.36

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2007 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2007		Fourth Quarter 2006
(in millions, except per share data)	2007	2007	2007	2007	2006	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$873	$895	$882	$851	$858	$(22)	(2.5)%	$15	1.7
Interest on investment securities	66	52	46	42	42	14	27.8	24	57.0
Interest on short-term investments	5	5	5	8	12	—	7.5	(7)	(58.9)

Total interest income	944	952	933	901	912	(8)	(0.8)	32	3.4

INTEREST EXPENSE
Interest on deposits	303	294	284	286	298	9	3.2	5	1.7
Interest on short-term borrowings	30	29	24	22	15	1	1.4	15	112.8
Interest on medium- and long-term debt	122	126	116	91	97	(4)	(1.9)	25	25.8

Total interest expense	455	449	424	399	410	6	1.6	45	11.2

Net interest income	489	503	509	502	502	(14)	(3.0)	(13)	(2.9)
Provision for loan losses	108	45	36	23	22	63	N/M	86	N/M

Net interest income after provision for loan losses	381	458	473	479	480	(77)	(17.1)	(99)	(20.9)

NONINTEREST INCOME
Service charges on deposit accounts	57	55	55	54	54	2	2.8	3	4.6
Fiduciary income	52	49	49	49	47	3	5.5	5	10.5
Commercial lending fees	23	19	17	16	19	4	23.0	4	19.9
Letter of credit fees	16	16	15	16	16	—	1.4	—	(1.9)
Foreign exchange income	10	11	10	9	10	(1)	(1.6)	—	5.3
Brokerage fees	11	11	10	11	10	—	(5.4)	1	6.4
Card fees	14	14	14	12	12	—	2.6	2	19.0
Bank-owned life insurance	9	8	9	10	9	1	1.7	—	1.7
Net income (loss) from principal investing and warrants	6	11	6	(4)	3	(5)	N/M	3	N/M
Net securities gains	3	4	—	—	1	(1)	N/M	2	N/M
Net gain (loss) on sales of businesses	—	—	2	1	—	—	N/M	—	N/M
Income from lawsuit settlement	—	—	—	—	47	—	N/M	(47)	N/M
Other noninterest income	29	32	38	29	34	(3)	(4.7)	(5)	(10.3)

Total noninterest income	230	230	225	203	262	—	0.5	(32)	(11.8)

NONINTEREST EXPENSES
Salaries	216	207	215	206	231	9	4.7	(15)	(6.0)
Employee benefits	48	49	50	46	42	(1)	(2.5)	6	11.4

Total salaries and employee benefits	264	256	265	252	273	8	3.4	(9)	(3.2)
Net occupancy expense	36	34	33	35	34	2	2.9	2	4.8
Equipment expense	15	15	15	15	14	—	(1.8)	1	9.3
Outside processing fee expense	24	23	24	20	21	1	4.6	3	12.7
Software expense	17	16	15	15	15	1	7.4	2	13.0
Customer services	7	11	11	14	14	(4)	(30.0)	(7)	(43.3)
Litigation and operational losses (recoveries)	18	6	(9)	3	4	12	N/M	14	N/M
Provision for credit losses on lending-related commitments	3	—	(2)	(2)	(4)	3	N/M	7	N/M
Other noninterest expenses	66	62	59	55	86	4	3.9	(20)	(24.4)

Total noninterest expenses	450	423	411	407	457	27	6.2	(7)	(1.6)

Income from continuing operations before income taxes	161	265	287	275	285	(104)	(39.1)	(124)	(43.5)
Provision for income taxes	44	85	91	86	100	(41)	(48.4)	(56)	(55.9)

Income from continuing operations	117	180	196	189	185	(63)	(34.6)	(68)	(36.8)
Income from discontinued operations, net of tax	2	1	—	1	114	1	N/M	(112)	N/M

NET INCOME	$119	$181	$196	$190	$299	$(62)	(34.2)%	$(180)	(60.2)

Basic earnings per common share:
Income from continuing operations	$0.78	$1.18	$1.28	$1.21	$1.17	$(0.40)	(33.9)%	$(0.39)	(33.3)
Net income	0.80	1.20	1.28	1.21	1.89	(0.40)	(33.3)	(1.09)	(57.7)

Diluted earnings per common share:
Income from continuing operations	0.77	1.17	1.25	1.19	1.16	(0.40)	(34.2)	(0.39)	(33.6)
Net income	0.79	1.18	1.25	1.19	1.87	(0.39)	(33.1)	(1.08)	(57.8)

Cash dividends declared on common stock	97	97	98	101	94	—	(0.9)	3	3.0
Dividends per common share	0.64	0.64	0.64	0.64	0.59	—	—	0.05	8.5

N/M — Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2007				2006
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$512	$507	$500	$493	$493

Loan charge-offs:
Commercial	27	30	19	13	7
Real estate construction:
Commercial Real Estate business line	24	6	6	1	—
Other business lines	1	2	2	—	—

Total real estate construction	25	8	8	1	—
Commercial mortgage:
Commercial Real Estate business line	7	2	3	3	3
Other business lines	9	4	10	14	4

Total commercial mortgage	16	6	13	17	7
Residential mortgage	—	—	—	—	—
Consumer	4	3	3	3	13
Lease financing	—	—	—	—	3
International	—	—	—	—	1

Total loan charge-offs	72	47	43	34	31

Recoveries on loans previously charged-off:
Commercial	7	5	5	10	5
Real estate construction	—	—	—	—	—
Commercial mortgage	1	1	2	—	1
Residential mortgage	—	—	—	—	—
Consumer	1	1	1	1	1
Lease financing	—	—	—	4	—
International	—	—	5	3	2

Total recoveries	9	7	13	18	9

Net loan charge-offs	63	40	30	16	22
Provision for loan losses	108	45	36	23	22
Foreign currency translation adjustment	—	—	1	—	—

Balance at end of period	$557	$512	$507	$500	$493

Allowance for loan losses as a percentage of total loans	1.10%	1.03%	1.04%	1.04%	1.04%
Net loan charge-offs as a percentage of average total loans	0.50	0.32	0.24	0.13	0.18
Net credit-related charge-offs as a percentage of average total loans	0.50	0.32	0.24	0.16	0.19

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS
Comerica Incorporated and Subsidiaries

	2007				2006
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$19	$19	$21	$26	$31
Less: Charge-offs on lending-related commitments (1)	1	—	—	3	1
Add: Provision for credit losses on lending-related commitments	3	—	(2)	(2)	(4)

Balance at end of period	$21	$19	$19	$21	$26

Unfunded lending-related commitments sold	$22	$—	$—	$60	$20

(1)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS
Comerica Incorporated and Subsidiaries

	2007				2006
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$75	$64	$88	$73	$97
Real estate construction:
Commercial Real Estate business line	161	55	37	21	18
Other business lines	6	4	7	4	2

Total real estate construction	167	59	44	25	20
Commercial mortgage:
Commercial Real Estate business line	66	63	20	17	18
Other business lines	75	77	84	84	54

Total commercial mortgage	141	140	104	101	72
Residential mortgage	1	1	1	1	1
Consumer	3	4	3	4	4
Lease financing	—	—	—	4	8
International	4	4	4	10	12

Total nonaccrual loans	391	272	244	218	214
Reduced-rate loans	13	—	—	—	—

Total nonperforming loans	404	272	244	218	214
Foreclosed property	19	19	15	15	18

Total nonperforming assets	$423	$291	$259	$233	$232

Nonperforming loans as a percentage of total loans	0.80%	0.55%	0.50%	0.45%	0.45%
Nonperforming assets as a percentage of total loans and foreclosed property	0.83	0.59	0.53	0.49	0.49
Allowance for loan losses as a percentage of total nonperforming loans	138	188	207	229	231
Loans past due 90 days or more and still accruing	$53	$56	$29	$15	$14

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$272	$244	$218	$214	$174
Loans transferred to nonaccrual (1)	185	94	107	69	66
Nonaccrual business loan gross charge-offs (2)	(68)	(44)	(40)	(31)	(16)
Loans transferred to accrual status (1)	—	(5)	(8)	—	—
Nonaccrual business loans sold (3)	—	(11)	—	(4)	—
Payments/Other (4)	2	(6)	(33)	(30)	(10)

Nonaccrual loans at end of period	$391	$272	$244	$218	$214

(1)	Based on an analysis of nonaccrual loans with book balances greater than $2 million.

(2)	Analysis of gross loan charge-offs:

Nonaccrual business loans	$68	$44	$40	$31	$16
Performing watch list loans	—	—	—	—	2
Consumer and residential mortgage loans	4	3	3	3	13

Total gross loan charge-offs	$72	$47	$43	$34	$31

(3)	Analysis of loans sold:

Nonaccrual business loans	$—	$11	$—	$4	$—
Performing watch list loans	13	—	—	—	25

Total loans sold	$13	$11	$—	$4	$25

(4)	Includes net changes related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, and payments on nonaccrual loans with book balances greater than $2 million.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Years Ended
	December 31, 2007			December 31, 2006
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$28,132	$2,038	7.25%	$27,341	$1,877	6.87%
Real estate construction loans	4,552	374	8.21	3,905	336	8.61
Commercial mortgage loans	9,771	709	7.26	9,278	675	7.27
Residential mortgage loans	1,814	111	6.13	1,570	95	6.02
Consumer loans	2,367	166	7.00	2,533	181	7.13
Lease financing	1,302	40	3.04	1,314	52	4.00
International loans	1,883	133	7.06	1,809	127	7.01
Business loan swap expense	—	(67)	—	—	(124)	—

Total loans (2)	49,821	3,504	7.03	47,750	3,219	6.74

Investment securities available-for-sale	4,447	206	4.56	3,992	174	4.22
Federal funds sold and securities purchased under agreements to resell	164	9	5.28	283	14	5.15
Other short-term investments	256	14	5.65	266	18	6.69

Total earning assets	54,688	3,733	6.82	52,291	3,425	6.53

Cash and due from banks	1,352			1,557
Allowance for loan losses	(520)			(499)
Accrued income and other assets	3,054			3,230

Total assets	$58,574			$56,579

Money market and NOW deposits (1)	$14,937	460	3.08	$15,373	443	2.88
Savings deposits	1,389	13	0.93	1,441	11	0.79
Customer certificates of deposit	7,687	342	4.45	6,505	261	4.01
Institutional certificates of deposit	5,563	300	5.39	4,489	235	5.23
Foreign office time deposits	1,071	52	4.85	1,131	55	4.82

Total interest-bearing deposits	30,647	1,167	3.81	28,939	1,005	3.47

Short-term borrowings	2,080	105	5.06	2,654	130	4.89
Medium- and long-term debt	8,197	455	5.55	5,407	304	5.63

Total interest-bearing sources	40,924	1,727	4.22	37,000	1,439	3.89

Noninterest-bearing deposits (1)	11,287			13,135
Accrued expenses and other liabilities	1,284			1,268
Shareholders’ equity	5,079			5,176

Total liabilities and shareholders’ equity	$58,574			$56,579

Net interest income/rate spread (FTE)		$2,006	2.60		$1,986	2.64

FTE adjustment		$3			$3

Impact of net noninterest-bearing sources of funds			1.06			1.15

Net interest margin (as a percentage of average earning assets) (FTE) (2)			3.66%			3.79%

(1) FSD balances included above:
Loans (primarily low-rate)	$1,318	$9	0.69%	$2,363	$13	0.57%
Interest-bearing deposits	1,202	47	3.91	1,710	66	3.86
Noninterest-bearing deposits	2,836			4,374
(2) Impact of FSD loans (primarily low-rate) on the following:
Commercial loans			(0.32)%			(0.59)%
Total loans			(0.18)			(0.32)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.08)			(0.16)

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	December 31, 2007			September 30, 2007			December 31, 2006
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$28,393	$500	7.00%	$28,052	$520	7.37%	$27,609	$502	7.21%
Real estate construction loans	4,846	92	7.48	4,607	97	8.33	4,204	92	8.72
Commercial mortgage loans	9,941	175	7.01	9,829	181	7.30	9,515	178	7.43
Residential mortgage loans	1,891	29	6.16	1,865	29	6.12	1,647	25	6.11
Consumer loans	2,412	41	6.64	2,320	41	7.06	2,468	46	7.34
Lease financing	1,327	8	2.41	1,319	11	3.25	1,335	13	3.88
International loans	1,889	34	7.03	1,882	33	6.98	1,790	33	7.25
Business loan swap expense	—	(6)	—	—	(16)	—	—	(30)	—

Total loans (2)	50,699	873	6.84	49,874	896	7.13	48,568	859	7.02

Investment securities available-for-sale	5,533	66	4.76	4,405	52	4.60	3,842	42	4.27
Federal funds sold and securities purchased under agreements to resell	90	1	4.79	99	1	5.25	325	4	5.38
Other short-term investments	299	4	5.44	263	4	5.27	554	8	5.80

Total earning assets	56,621	944	6.62	54,641	953	6.91	53,289	913	6.79

Cash and due from banks	1,241			1,351			1,460
Allowance for loan losses	(541)			(521)			(504)
Accrued income and other assets	3,186			3,075			3,367

Total assets	$60,507			$58,546			$57,612

Money market and NOW deposits (1)	$15,174	116	3.03	$14,996	119	3.14	$14,705	117	3.15
Savings deposits	1,374	4	1.00	1,380	3	0.97	1,376	3	0.90
Customer certificates of deposit	8,229	92	4.44	7,702	87	4.48	7,191	80	4.39
Institutional certificates of deposit	5,779	76	5.22	5,170	72	5.49	5,783	79	5.44
Foreign office time deposits	1,278	15	4.69	1,028	13	4.96	1,499	19	5.06

Total interest-bearing deposits	31,834	303	3.77	30,276	294	3.85	30,554	298	3.87

Short-term borrowings	2,560	30	4.64	2,278	29	5.15	1,053	15	5.30
Medium- and long-term debt	9,180	122	5.31	8,852	126	5.61	6,727	97	5.76

Total interest-bearing sources	43,574	455	4.15	41,406	449	4.29	38,334	410	4.24
								-

Noninterest-bearing deposits (1)	10,533			10,840			12,649
Accrued expenses and other liabilities	1,304			1,276			1,349
Shareholders’ equity	5,096			5,024			5,280

Total liabilities and shareholders’ equity	$60,507			$58,546			$57,612

Net interest income/rate spread (FTE)		$489	2.47		$504	2.62		$503	2.55

FTE adjustment		$—			$1			$1

Impact of net noninterest-bearing sources of funds			0.96			1.04			1.20

Net interest margin (as a percentage of average earning assets) (FTE) (2)			3.43%			3.66%			3.75%

(1) FSD balances included above:
Loans (primarily low-rate)	$941	$2	0.98%	$1,191	$2	0.71%	$1,909	$3	0.66%
Interest-bearing deposits	1,121	11	3.78	1,214	12	4.06	1,338	13	3.94
Noninterest-bearing deposits	2,060			2,575			3,953
(2) Impact of FSD loans (primarily low-rate) on the following:
Commercial loans			(0.21)%			(0.30)%			(0.49)%
Total loans			(0.11)			(0.16)			(0.25)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.04)			(0.07)			(0.11)

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	June 30,	March 31,	December 31,
(in millions, except per share data)	2007	2007	2007	2007	2006

Commercial loans:
Floor plan	$2,878	$2,601	$3,012	$2,970	$3,198
Other	25,345	24,791	24,134	23,711	23,067

Total commercial loans	28,223	27,392	27,146	26,681	26,265
Real estate construction loans:
Commercial Real Estate business line	4,089	4,007	3,777	3,708	3,449
Other business lines	727	752	736	754	754

Total real estate construction loans	4,816	4,759	4,513	4,462	4,203
Commercial mortgage loans:
Commercial Real Estate business line	1,377	1,467	1,344	1,286	1,534
Other business lines	8,671	8,527	8,384	8,306	8,125

Total commercial mortgage loans	10,048	9,994	9,728	9,592	9,659
Residential mortgage loans	1,915	1,892	1,839	1,741	1,677
Consumer loans:
Home equity	1,616	1,582	1,585	1,570	1,591
Other consumer	848	815	736	822	832

Total consumer loans	2,464	2,397	2,321	2,392	2,423
Lease financing	1,351	1,319	1,314	1,273	1,353
International loans	1,926	1,843	1,904	1,848	1,851

Total loans	$50,743	$49,596	$48,765	$47,989	$47,431

Goodwill	$150	$150	$150	$150	$150
Loan servicing rights	12	13	13	14	14

Tier 1 common capital ratio*	6.80%	7.01%	7.18%	7.49%	7.54%
Tier 1 risk-based capital ratio*	7.46	7.68	7.87	8.19	8.03
Total risk-based capital ratio *	11.11	11.44	11.71	12.15	11.64
Leverage ratio*	9.30	9.60	9.68	10.00	9.77

Book value per share	$34.18	$33.62	$32.80	$32.84	$32.70

Market value per share for the quarter:
High	$54.88	$61.34	$63.89	$63.39	$59.72
Low	39.62	50.26	58.18	56.77	55.82
Close	43.53	51.28	59.47	59.12	58.68

Quarterly ratios:
Return on average common shareholders’ equity from continuing operations	9.18%	14.24%	15.41%	14.83%	14.03%
Return on average common shareholders’ equity	9.34	14.38	15.41	14.86	22.63
Return on average assets from continuing operations	0.77	1.22	1.35	1.33	1.29
Return on average assets	0.79	1.23	1.35	1.33	2.07
Efficiency ratio	62.76	58.00	55.97	57.66	59.81

Number of banking centers	417	403	402	402	393

Number of employees — full time equivalent	10,782	10,683	10,687	10,661	10,700

*	December 31, 2007 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	December 31,	September 30,	December 31,
(in millions, except share data)	2007	2007	2006

ASSETS
Cash and due from subsidiary bank	$1	$5	$122
Short-term investments with subsidiary bank	224	222	246
Other short-term investments	102	101	92
Investment in subsidiaries, principally banks	5,849	5,799	5,586
Premises and equipment	4	4	4
Other assets	156	152	152

Total assets	$6,336	$6,283	$6,202

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medium- and long-term debt	$968	$956	$806
Other liabilities	242	250	243

Total liabilities	1,210	1,206	1,049

Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 12/31/07, 9/30/07, and 12/31/06	894	894	894
Capital surplus	564	551	520
Accumulated other comprehensive loss	(177)	(238)	(324)
Retained earnings	5,506	5,484	5,282
Less cost of common stock in treasury — 28,747,097 shares at 12/31/07, 27,725,572 shares at 9/30/07 and 21,161,161 shares at 12/31/06	(1,661)	(1,614)	(1,219)

Total shareholders’ equity	5,126	5,077	5,153

Total liabilities and shareholders’ equity	$6,336	$6,283	$6,202

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Comerica Incorporated and Subsidiaries

				Accumulated
				Other			Total
	Common Stock		Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except per share data)	In Shares	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2006	162.9	$894	$461	$(170)	$4,796	$(913)	$5,068
Net income	—	—	—	—	893	—	893
Other comprehensive income, net of tax	—	—	—	55	—	—	55

Total comprehensive income							948
Cash dividends declared on common stock ($2.36 per share)	—	—	—	—	(380)	—	(380)
Purchase of common stock	(6.7)	—	—	—	—	(384)	(384)
Net issuance of common stock under employee stock plans	1.7	—	(15)	—	(27)	95	53
Recognition of share-based compensation expense	—	—	57	—	—	—	57
Employee deferred compensation obligations	(0.3)	—	17	—	—	(17)	—
SFAS 158 transition adjustment, net of tax	—	—	—	(209)	—	—	(209)

BALANCE AT DECEMBER 31, 2006	157.6	$894	$520	$(324)	$5,282	$(1,219)	$5,153

FSP 13-2 transition adjustment, net of tax	—	—	—	—	(46)	—	(46)
FIN 48 transition adjustment, net of tax	—	—	—	—	3	—	3

BALANCE AT JANUARY 1, 2007	157.6	894	520	(324)	5,239	(1,219)	5,110
Net income	—	—	—	—	686	—	686
Other comprehensive income, net of tax	—	—	—	147	—	—	147

Total comprehensive income	—	—	—	—	—	—	833
Cash dividends declared on common stock ($2.56 per share)	—	—	—	—	(393)	—	(393)
Purchase of common stock	(10.0)	—	—	—	—	(580)	(580)
Net issuance of common stock under employee stock plans	2.4	—	(16)	—	(26)	139	97
Recognition of share-based compensation expense	—	—	59	—	—	—	59
Employee deferred compensation obligations	—	—	1	—	—	(1)	—

BALANCE AT DECEMBER 31, 2007	150.0	$894	$564	$(177)	$5,506	$(1,661)	$5,126

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

			Wealth &
(dollar amounts in millions)	Business	Retail	Institutional
Three Months Ended December 31, 2007	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$327	$151	$36	$(17)	$(8)	$489
Provision for loan losses	88	26	1	—	(7)	108
Noninterest income	80	55	72	16	7	230
Noninterest expenses	186	182	86	3	(7)	450
Provision (benefit) for income taxes (FTE)	43	(1)	8	(5)	(1)	44
Income from discontinued operations, net of tax	—	—	—	—	2	2

Net income (loss)	$90	$(1)	$13	$1	$16	$119

Net credit-related charge-offs	$50	$14	$—	$—	$—	$64

Selected average balances:
Assets	$41,327	$6,998	$4,321	$6,785	$1,076	$60,507
Loans	40,285	6,229	4,146	5	34	50,699
Deposits	15,931	17,254	2,552	6,622	8	42,367
Liabilities	16,765	17,266	2,561	18,472	347	55,411
Attributed equity	3,073	872	353	724	74	5,096

Statistical data:
Return on average assets (1)	0.88%	(0.02)%	1.21%	N/M	N/M	0.79%
Return on average attributed equity	11.80	(0.44)	14.78	N/M	N/M	9.34
Net interest margin (2)	3.22	3.47	3.41	N/M	N/M	3.43
Efficiency ratio	45.87	88.52	79.66	N/M	N/M	62.76

			Wealth &
	Business	Retail	Institutional
Three Months Ended September 30, 2007	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$332	$159	$36	$(16)	$(7)	$504
Provision for loan losses	43	7	(5)	—	—	45
Noninterest income	82	56	70	17	5	230
Noninterest expenses	177	160	81	2	3	423
Provision (benefit) for income taxes (FTE)	60	16	10	(3)	3	86
Income from discontinued operations, net of tax	—	—	—	—	1	1

Net income (loss)	$134	$32	$20	$2	$(7)	$181

Net credit-related charge-offs	$30	$9	$1	$—	$—	$40

Selected average balances:
Assets	$40,796	$6,854	$4,152	$5,564	$1,180	$58,546
Loans	39,746	6,111	3,989	2	26	49,874
Deposits	15,948	17,144	2,378	5,748	(102)	41,116
Liabilities	16,783	17,158	2,385	16,971	225	53,522
Attributed equity	2,902	848	338	615	321	5,024

Statistical data:
Return on average assets (1)	1.32%	0.71%	1.90%	N/M	N/M	1.23%
Return on average attributed equity	18.52	15.05	23.39	N/M	N/M	14.38
Net interest margin (2)	3.31	3.68	3.58	N/M	N/M	3.66
Efficiency ratio	43.47	74.31	75.95	N/M	N/M	58.00

			Wealth &
	Business	Retail	Institutional
Three Months Ended December 31, 2006	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$335	$159	$36	$(23)	$(4)	$503
Provision for loan losses	15	6	2	—	(1)	22
Noninterest income	116	53	67	16	10	262
Noninterest expenses	194	164	86	7	6	457
Provision (benefit) for income taxes (FTE)	88	15	4	(10)	4	101
Income from discontinued operations, net of tax	—	—	—	—	114	114

Net income (loss)	$154	$27	$11	$(4)	$111	$299

Net credit-related charge-offs	$6	$16	$1	$—	$—	$23

Selected average balances:
Assets	$39,872	$6,810	$3,794	$5,515	$1,621	$57,612
Loans	38,766	6,100	3,646	25	31	48,568
Deposits	17,110	16,969	2,351	6,817	(44)	43,203
Liabilities	17,993	16,978	2,348	14,623	390	52,332
Attributed equity	2,748	833	307	568	824	5,280

Statistical data:
Return on average assets (1)	1.54%	0.61%	1.17%	N/M	N/M	2.07%
Return on average attributed equity	22.32	13.00	14.43	N/M	N/M	22.63
Net interest margin (2)	3.43	3.71	3.90	N/M	N/M	3.75
Efficiency ratio	43.11	77.81	82.90	N/M	N/M	59.81

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE — Fully Taxable Equivalent

N/M — Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

							Finance
(dollar amounts in millions)					Other		& Other
Three Months Ended December 31, 2007	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$206	$173	$72	$12	$35	$16	$(25)	$489
Provision for loan losses	20	92	8	5	(7)	(3)	(7)	108
Noninterest income	120	35	23	4	16	9	23	230
Noninterest expenses	218	121	67	12	25	11	(4)	450
Provision (benefit) for income taxes (FTE)	33	—	8	—	3	6	(6)	44
Income from discontinued operations, net of tax	—	—	—	—	—	—	2	2

Net income (loss)	$55	$(5)	$12	$(1)	$30	$11	$17	$119

Net credit-related charge-offs (recoveries)	$38	$22	$3	$—	$1	$—	$—	$64

Selected average balances:
Assets	$19,228	$17,137	$7,678	$1,731	$4,591	$2,281	$7,861	$60,507
Loans	18,602	16,615	7,382	1,717	4,192	2,152	39	50,699
Deposits	16,117	13,012	3,935	299	1,495	879	6,630	42,367
Liabilities	16,797	13,044	3,953	297	1,613	888	18,819	55,411
Attributed equity	1,766	1,264	635	111	369	153	798	5,096

Statistical data:
Return on average assets (1)	1.15%	(0.12)%	0.65%	(0.15)%	2.61%	1.85%	N/M	0.79%
Return on average attributed equity	12.56	(1.65)	7.91	(2.32)	32.55	27.60	N/M	9.34
Net interest margin (2)	4.38	4.13	3.85	2.70	3.36	2.77	N/M	3.43
Efficiency ratio	67.03	58.21	70.71	72.82	49.56	47.39	N/M	62.76

							Finance
					Other		& Other
Three Months Ended September 30, 2007	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$216	$177	$71	$13	$33	$17	$(23)	$504
Provision for loan losses	15	23	(2)	3	12	(6)	—	45
Noninterest income	119	36	24	4	14	11	22	230
Noninterest expenses	206	110	58	10	23	11	5	423
Provision (benefit) for income taxes (FTE)	39	30	13	1	(5)	8	—	86
Income from discontinued operations, net of tax	—	—	—	—	—	—	1	1

Net income (loss)	$75	$50	$26	$3	$17	$15	$(5)	$181

Net credit-related charge-offs (recoveries)	$23	$7	$1	$1	$9	$(1)	$—	$40

Selected average balances:
Assets	$19,131	$17,095	$7,172	$1,706	$4,428	$2,270	$6,744	$58,546
Loans	18,526	16,543	6,902	1,692	4,047	2,136	28	49,874
Deposits	15,636	13,009	3,920	271	1,475	1,159	5,646	41,116
Liabilities	16,307	13,044	3,937	273	1,591	1,174	17,196	53,522
Attributed equity	1,699	1,201	597	97	343	151	936	5,024

Statistical data:
Return on average assets (1)	1.57%	1.17%	1.44%	0.58%	1.59%	2.66%	N/M	1.23%
Return on average attributed equity	17.61	16.69	17.36	10.19	20.50	40.10	N/M	14.38
Net interest margin (2)	4.60	4.24	4.08	2.97	3.33	3.02	N/M	3.66
Efficiency ratio	61.94	51.84	60.91	58.59	48.92	43.17	N/M	58.00

							Finance
					Other		& Other
Three Months Ended December 31, 2006	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$224	$178	$69	$11	$32	$16	$(27)	$503
Provision for loan losses	40	(15)	3	1	(4)	(2)	(1)	22
Noninterest income	116	74	20	4	14	8	26	262
Noninterest expenses	215	122	59	10	26	12	13	457
Provision (benefit) for income taxes (FTE)	27	62	10	1	—	7	(6)	101
Income from discontinued operations, net of tax	—	—	—	—	—	—	114	114

Net income (loss)	$58	$83	$17	$3	$24	$7	$107	$299

Net credit-related charge-offs (recoveries)	$12	$(2)	$2	$—	$11	$—	$—	$23

Selected average balances:
Assets	$19,297	$16,572	$6,631	$1,631	$4,251	$2,094	$7,136	$57,612
Loans	18,671	16,037	6,360	1,611	3,863	1,970	56	48,568
Deposits	15,860	14,145	3,794	292	1,292	1,047	6,773	43,203
Liabilities	16,530	14,180	3,807	296	1,428	1,078	15,013	52,332
Attributed equity	1,650	1,140	559	87	307	145	1,392	5,280

Statistical data:
Return on average assets (1)	1.19%	2.01%	1.03%	0.70%	2.24%	1.37%	N/M	2.07%
Return on average attributed equity	13.96	29.14	12.20	13.03	31.03	19.74	N/M	22.63
Net interest margin (2)	4.74	4.40	4.27	2.80	3.30	3.25	N/M	3.75
Efficiency ratio	63.32	48.59	66.36	66.69	56.21	50.47	N/M	59.81

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE — Fully Taxable Equivalent

N/M — Not Meaningful

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

			Wealth &
(dollar amounts in millions)	Business	Retail	Institutional
Year Ended December 31, 2007	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$1,326	$627	$145	$(69)	$(23)	$2,006
Provision for loan losses	178	41	(3)	—	(4)	212
Noninterest income	291	220	283	65	29	888
Noninterest expenses	708	655	322	10	(4)	1,691
Provision (benefit) for income taxes (FTE)	228	52	39	(18)	8	309
Income from discontinued operations, net of tax	—	—	—	—	4	4

Net income	$503	$99	$70	$4	$10	$686

Net credit-related charge-offs	$117	$34	$2	$—	$—	$153

Selected average balances:
Assets	$40,762	$6,880	$4,096	$5,669	$1,167	$58,574
Loans	39,721	6,134	3,937	7	22	49,821
Deposits	16,253	17,156	2,386	6,174	(35)	41,934
Liabilities	17,091	17,169	2,392	16,531	312	53,495
Attributed equity	2,935	850	332	628	334	5,079

Statistical data:
Return on average assets (1)	1.23%	0.55%	1.70%	N/M	N/M	1.17%
Return on average attributed equity	17.11	11.68	21.03	N/M	N/M	13.50
Net interest margin (2)	3.33	3.65	3.64	N/M	N/M	3.66
Efficiency ratio	44.10	77.29	75.29	N/M	N/M	58.58

			Wealth &
	Business	Retail	Institutional
Year Ended December 31, 2006	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$1,315	$637	$147	$(100)	$(13)	$1,986
Provision for loan losses	14	23	1	—	(1)	37
Noninterest income	305	210	259	64	17	855
Noninterest expenses	741	608	313	14	(2)	1,674
Provision (benefit) for income taxes (FTE)	276	72	31	(32)	1	348
Income from discontinued operations, net of tax	—	—	—	—	111	111

Net income (loss)	$589	$144	$61	$(18)	$117	$893

Net credit-related charge-offs	$37	$35	$—	$—	$—	$72

Selected average balances:
Assets	$39,263	$6,786	$3,677	$5,271	$1,582	$56,579
Loans	38,081	6,084	3,534	18	33	47,750
Deposits	17,775	16,807	2,394	5,186	(88)	42,074
Liabilities	18,677	16,810	2,392	13,198	326	51,403
Attributed equity	2,639	831	299	499	908	5,176

Statistical data:
Return on average assets (1)	1.50%	0.81%	1.67%	N/M	N/M	1.58%
Return on average attributed equity	22.30	17.30	20.49	N/M	N/M	17.24
Net interest margin (2)	3.45	3.79	4.15	N/M	N/M	3.79
Efficiency ratio	45.78	71.75	77.10	N/M	N/M	58.92

			Wealth &
	Business	Retail	Institutional
Year Ended December 31, 2005	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$1,395	$612	$147	$(183)	$(11)	$1,960
Provision for loan losses	(42)	4	(3)	—	(6)	(47)
Noninterest income	284	208	253	63	11	819
Noninterest expenses	728	546	304	10	25	1,613
Provision (benefit) for income taxes (FTE)	335	96	36	(59)	(11)	397
Income from discontinued operations, net of tax	—	—	—	—	45	45

Net income (loss)	$658	$174	$63	$(71)	$37	$861

Net credit-related charge-offs	$86	$25	$6	$—	$(1)	$116

Selected average balances:
Assets	$35,708	$6,554	$3,487	$5,218	$1,539	$52,506
Loans	34,561	5,882	3,338	(15)	50	43,816
Deposits	20,424	16,841	2,458	896	21	40,640
Liabilities	21,160	16,832	2,453	6,510	454	47,409
Attributed equity	2,528	805	300	510	954	5,097

Statistical data:
Return on average assets (1)	1.84%	0.99%	1.81%	N/M	N/M	1.64%
Return on average attributed equity	26.02	21.64	21.07	N/M	N/M	16.90
Net interest margin (2)	4.02	3.63	4.39	N/M	N/M	4.06
Efficiency ratio	43.37	66.54	76.13	N/M	N/M	58.01

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE — Fully Taxable Equivalent

N/M — Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

							Finance
(dollar amounts in millions)					Other		& Other
Year Ended December 31, 2007	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$863	$706	$279	$47	$136	$67	$(92)	$2,006
Provision for loan losses	88	108	8	11	16	(15)	(4)	212
Noninterest income	471	131	86	14	54	38	94	888
Noninterest expenses	821	455	235	39	92	43	6	1,691
Provision (benefit) for income taxes (FTE)	148	104	43	4	(7)	27	(10)	309
Income from discontinued operations, net of tax	—	—	—	—	—	—	4	4

Net income	$277	$170	$79	$7	$89	$50	$14	$686

Net credit-related charge-offs	$110	$28	$9	$2	$10	$(6)	$—	$153

Selected average balances:
Assets	$19,189	$17,069	$7,106	$1,687	$4,435	$2,252	$6,836	$58,574
Loans	18,598	16,530	6,827	1,672	4,041	2,124	29	49,821
Deposits	15,819	13,325	3,884	286	1,386	1,095	6,139	41,934
Liabilities	16,484	13,361	3,900	288	1,503	1,116	16,843	53,495
Attributed equity	1,722	1,212	596	96	335	156	962	5,079

Statistical data:
Return on average assets (1)	1.44%	0.99%	1.12%	0.43%	2.01%	2.20%	N/M	1.17%
Return on average attributed equity	16.02	13.99	13.40	7.51	26.61	31.86	N/M	13.50
Net interest margin (2)	4.62	4.26	4.08	2.80	3.36	3.08	N/M	3.66
Efficiency ratio	61.76	54.45	64.32	63.65	48.42	43.12	N/M	58.58

							Finance
					Other		& Other
Year Ended December 31, 2006	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$908	$701	$261	$43	$118	$68	$(113)	$1,986
Provision for loan losses	77	(32)	(2)	3	6	(14)	(1)	37
Noninterest income	452	160	76	14	52	20	81	855
Noninterest expenses	811	450	216	34	101	50	12	1,674
Provision (benefit) for income taxes (FTE)	153	170	41	6	(9)	18	(31)	348
Income from discontinued operations, net of tax	—	—	—	—	—	—	111	111

Net income	$319	$273	$82	$14	$72	$34	$99	$893

Net credit-related charge-offs	$48	$1	$7	$2	$13	$1	$—	$72

Selected average balances:
Assets	$19,407	$16,445	$6,174	$1,528	$3,971	$2,201	$6,853	$56,579
Loans	18,737	15,882	5,911	1,508	3,598	2,063	51	47,750
Deposits	16,061	14,592	3,699	306	1,253	1,065	5,098	42,074
Liabilities	16,734	14,658	3,709	308	1,378	1,092	13,524	51,403
Attributed equity	1,623	1,102	529	80	278	157	1,407	5,176

Statistical data:
Return on average assets (1)	1.64%	1.66%	1.33%	0.88%	1.81%	1.52%	N/M	1.58%
Return on average attributed equity	19.67	24.79	15.56	16.81	25.81	21.37	N/M	17.24
Net interest margin (2)	4.83	4.41	4.39	2.84	3.29	3.17	N/M	3.79
Efficiency ratio	59.57	52.29	64.14	60.34	59.32	57.73	N/M	58.92

							Finance
					Other		& Other
Year Ended December 31, 2005	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$923	$784	$242	$39	$89	$77	$(194)	$1,960
Provision for loan losses	46	(68)	(8)	1	2	(14)	(6)	(47)
Noninterest income	460	122	75	13	40	35	74	819
Noninterest expenses	794	434	189	28	75	58	35	1,613
Provision (benefit) for income taxes (FTE)	192	202	47	8	(10)	28	(70)	397
Income from discontinued operations, net of tax	—	—	—	—	—	—	45	45

Net income (loss)	$351	$338	$89	$15	$62	$40	$(34)	$861

Net credit-related charge-offs	$79	$14	$6	$7	$5	$6	$(1)	$116

Selected average balances:
Assets	$19,502	$14,219	$5,176	$1,301	$2,827	$2,724	$6,757	$52,506
Loans	18,796	13,638	4,998	1,288	2,596	2,465	35	43,816
Deposits	16,781	16,852	3,655	299	996	1,140	917	40,640
Liabilities	17,396	16,865	3,651	297	1,089	1,147	6,964	47,409
Attributed equity	1,646	1,046	471	66	206	198	1,464	5,097

Statistical data:
Return on average assets (1)	1.80%	1.89%	1.72%	1.15%	2.18%	1.46%	N/M	1.64%
Return on average attributed equity	21.39	32.30	18.87	22.72	29.89	20.11	N/M	16.90
Net interest margin (2)	4.90	4.65	4.82	3.06	3.44	2.92	N/M	4.06
Efficiency ratio	57.40	47.92	59.76	54.77	57.72	51.74	N/M	58.01

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE — Fully Taxable Equivalent

N/M — Not Meaningful